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                                  Exhibit 10.8

                                            (As amended effective June 18, 1998)

                              THE BISYS GROUP, INC.

                    NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

         SECTION 1. Purpose. The purpose of The BISYS Group, Inc. Non-Employee Directors' Stock Option Plan (the "Plan") is to promote the interests of The BISYS Group, Inc., a Delaware corporation (the "Company"), and its stockholders by providing a means to attract and retain highly-qualified non-employee directors through the grant of options to purchase Common Stock of the Company. By encouraging such stock ownership, the Company also seeks to develop in its non-employee directors a sense of personal involvement in the business and financial success of the Company, and to align the interests of such directors with those of the Company's stockholders. It is intended that this purpose will be effected by the granting of "non-qualified stock options" to acquire the Common Stock of the Company. Under the Plan and subject to the restrictions contained therein, the Board of Directors shall have the authority to grant "non-qualified stock options" as described in Treasury Regulation 1.83-7 of any successor regulation thereto. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERlSA"). In addition, it is intended that the grant of options pursuant to the Plan shall not affect the status of the Company's non-employee directors as "disinterested persons" within the meaning of Rule 16b-3(a)(2)(i).

         SECTION 2. Definitions. For purposes of this Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context.

         2.1. "Board of Directors" shall mean the Board of Directors of the Company.

         2.2. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         2.3. "Committee" shall mean the committee of the Board of Directors referred to in Section 5 hereof.

         2.4. "Common Stock" shall mean the common stock, $.02 par value, of the Company.

         2.5. "Non-Employee Director" shall mean a duly elected and serving member of the Board of Directors who is not also, and who, for a period of at least one year has not been, an employee of the Company or of any parent or subsidiary of the Company.

         2.6. "Option" shall mean any stock option granted to a Non-Employee Director pursuant to this Plan.

         SECTION 3. Participation. Each Non-Employee Director shall participate in the Plan.


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         SECTION 4. Common Stock Subject to the Plan.

         4.1. Number of Shares. Subject to Section 7 hereof, the total number of shares of Common Stock for which Options may be granted under this Plan shall not exceed in the aggregate 275,000 shares of Common Stock.

         4.2. Source of Shares. The Shares of Common Stock that may be subject to Options granted under this Plan may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as treasury stock as the Board of Directors may determine. In the event that any outstanding Option expires or is terminated for any reason, the shares allocable to the unexercised portion of such Option shall again become available for issuance pursuant to the Plan. If any shares of Common Stock acquired pursuant to the exercise of an Option shall have been repurchased or reacquired by the Company, then such shares shall again become available for issuance pursuant to the Plan.

         SECTION 5. Administration of the Plan.

         5.1. Committee. The Plan shall be administered by the Board of Directors or, if established at any time by the Board of Directors, by a committee thereof (the "Committee") consisting of members of the Board of Directors who are not Non-Employee Directors. The Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. Notwithstanding any other provision of the Plan, Options may only be granted under this Plan in compliance with Section 5.6 hereof, and the Board of Directors (or the Committee) may not exercise any discretion with respect thereto.

         5.2. Interpretations. The Board of Directors (or the Committee) shall be authorized to interpret the Plan and may, from time to time, adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the purpose of the Plan.

         5.3. Interpretations Conclusive. The interpretation and construction by the Board of Directors (or the Committee) of any provision of the Plan, any Option granted hereunder or any agreement evidencing any such Option shall be final and conclusive upon all parties.

         5.4. Voting. Subject to Section 5.6 hereof, if a Committee shall not then be constituted for purposes of administering the Plan, Non-Employee Directors may vote on any matter affecting the administration of the Plan or the granting of Options under the Plan; provided, however, that no Non-Employee Director shall vote upon the granting of an Option to himself, but any such Non-Employee Director may be counted in determining the existence of a quorum at any meeting of the Board of Directors at which the Plan is administered or action is taken with respect to the granting of any Option.

         5.5. Exculpation. All expenses and liabilities incurred by the Board of Directors (or the Committee) in the administration of the Plan shall be borne by the Company. The Board of Directors (or the Committee) may employ attorneys, consultants, accountants or other persons


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in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Board of Directors (or the Committee) shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Option granted hereunder.

         5.6. Granting of Options; Exercise Price; Vesting. Effective with the 1997 Annual Meeting of Stockholders, each Non-Employee Director elected by stockholders at the 1997 Annual Meeting and each Non-Employee Director elected by stockholders for the first time thereafter will receive an option to purchase 25,000 shares of Common Stock (subject to adjustment in the same manner as provided in Section 7 hereof with respect to shares of Common Stock subject to Options then outstanding) upon such election. The options will have an exercise price equal to the fair market value of a share of Common Stock on the date of grant and will be exercisable to the extent vested. The options will vest 20% on the date of grant and 20% upon each re-election to the Board by stockholders at subsequent annual meetings until such option is vested in full; provided, however that in the event the optionee subsequently becomes an employee of the Corporation, for so long as such optionee is an employee of the Corporation such option shall vest 20% on each anniversary of the date of grant until such option is vested in full, irrespective of the optionee's status as a director. A new stock option for an additional 25,000 shares (subject to adjustment in the same manner as provided in Section 7 hereof with respect to shares of Common Stock subject to Options then outstanding) will be granted to each Non-Employee Director upon re-election by stockholders at the next annual meeting following the annual meeting at which the prior option became fully vested. For purposes of the Plan, the fair market value of the Common Stock shall mean, as of any date, the closing price of the Common Stock as reported on the NASDAQ National Market System or on the principle national securities exchange on which the Common Stock shall then be listed or, if no prices shall be reported on such date, on the last preceding date on which such prices are reported. The provisions of this paragraph 5.6 may not be amended more than once every six months, other than to comport with changes in the Code, ERISA, or the rules thereunder.

         SECTION 6. Terms and Conditions of Options. The terms and conditions of each Option granted under the Plan shall be specified by the Board of Directors (or the Committee) and shall be set forth in an agreement between the Company and the Non-Employee Director in such form as the Board of Directors (or the Committee) shall approve.

         The terms and conditions of each Option agreement shall include the following:

         (a) The exercise price and vesting of Options shall be as determined in accordance with Section 5.6 hereof

         (b) Options shall expire and terminate on the date that is the tenth anniversary of the date of grant.

         (c) Options shall not be transferable otherwise than by will or the laws of descent and


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distribution or pursuant to a qualified domestic relations order as defined by the Code or Title-I of ERISA or the rules thereunder.

         SECTION 7. Adjustments. In the event that, after the adoption of the Plan by the Board of Directors and the stockholders of the Company, the outstanding shares of the Company's Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or if another corporation through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock or in any other manner effected without the receipt of consideration by the Company, the Board of Directors shall appropriately adjust (i) the number of shares of Common Stock subject to Options to be granted in accordance with Section 5.6 hereof, (ii) the number of shares of Common Stock (and the option price per share) subject to the unexercised portion of any outstanding Option, and (iii) the number of shares of Common Stock for which Options may be granted under this Plan as set forth in Section
4.1 hereof, in each case, to the nearest possible full share, and such adjustments shall be effective and binding for all purposes of this Plan.

         SECTION 8. Amendment of the Plan. Subject to the restrictions contained in Section 5.6 hereof, the Board of Directors may amend the Plan from time to time as it deems desirable; provided, however, that, the Board of Directors shall not amend the Plan in any manner that requires the approval of stockholders of the Company pursuant to Rule 16b-3 unless the required approval of stockholders is obtained. In any event, no amendment made after the date an Option is granted shall adversely affect any right of any Non-Employee Director with respect to such Option without the written consent of such Non-Employee Director.

         SECTION 9. Compliance with Rule 16b-3. The Company shall use its best efforts to maintain this Plan, and to assure the Options are granted and exercised under this Plan, in accordance with Rule 16b-3 (to the extent Rule 16b-3 could be applicable to any transaction in securities arising in connection with this Plan), and any and all successor statutes and regulations of said Rule 16b-3, including, without limitation, the seeking of any appropriate amendments to this Plan and all requisite approvals and consents of such amendments; provided, however, that except as otherwise set forth in the Plan, the Company shall take no action that adversely affects Options then outstanding under this Plan without the prior written consent of the holders of such Options.

         SECTION 10. Effect of the Plan on Non-Employee Directors. Neither the Plan nor any Option granted hereunder to a Non-Employee Director shall be construed as conferring upon such Non-Employee Director any right to remain a member of the Board of Directors or to be nominated for reelection as a member of the Board of Directors.

         SECTION 11. Termination of the Plan. The Board of Directors may terminate the Plan at any time. Unless the Plan shall theretofore have been terminated by the Board of Directors, the Plan shall terminate ten years after the date of its approval by vote of stockholders of the Company, or on such earlier date as the number of shares of Common Stock available for


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issuance pursuant to Section 4. 1 hereof shall be insufficient to allow the grant of Options as provided in Section 5.6 hereof. No Option may be granted hereunder after termination of the Plan. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Option theretofore granted under the Plan.

         SECTION 12. Effective Date of the Plan. This Plan shall be effective as of November 15, 1994, the date on which the Plan was approved by the stockholders of the Company.


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